                                                                    Exhibit 99.1

           Written Statement of President and Chief Executive Officer
  Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section
                                      1350)

     The undersigned, the President and Chief Executive Officer of the Mohegan Tribal Gaming Authority (the "Authority"), hereby certifies that, to his knowledge, on the date hereof:

     (a) the Annual Report on Form 10-K/A of the Authority for the Fiscal Year Ended September 30, 2001 filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Authority.


                                         /s/ William J. Velardo
                                         -----------------------------
                                         William J. Velardo
                                         President and Chief Executive Officer
                                         November 12, 2002